Exhibit 99.1

January 26, 2005

Tetra Tech Reports First Quarter 2005 Results

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the first quarter ended January 2, 2005.  Revenue for the first quarter was $348.3 million, up 3.3% over revenue of $337.1 million for the same quarter last year.  Revenue, net of subcontractor costs, for the first quarter was $243.1 million, increasing 0.6% from $241.7 million for the same quarter last year.  Income from operations for the first quarter was $15.8 million, or 33.9% less than income from operations of $23.9 million for the same period last year.  Net income for the first quarter was $7.9 million, or 38.9% less than net income of $12.9 million for the same period last year.  Diluted earnings per share was 14 cents compared to diluted earnings per share of 23 cents for the same period last year, a 39.1% decrease.

Unaudited - in thousands, except EPS

	First Quarter Ended
	January 2, 2005	December 28, 2003
Revenue	$348,342	$337,102
Revenue, Net of Subcontractor Costs	243,097	241,705
Income from Operations	15,828	23,941
Net Income	7,903	12,942

Earnings Per Share (EPS):
Basic	$0.14	$0.23
Diluted	$0.14	$0.23
Weighted Average Common Shares Outstanding:
Basic	56,469	55,504
Diluted	56,977	57,395

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of corporate transactions that may be completed after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted earnings per share for the second quarter of fiscal 2005 to be in the range of 15 cents to 17 cents.  Revenue, net of subcontractor costs, for the second quarter is expected to range from approximately $235 million to $245 million.  For the fiscal year, Tetra Tech’s guidance remains unchanged.  Tetra Tech expects diluted earnings per share for the year to range from approximately $0.76 to $0.83, and revenue, net of subcontractor costs, for the year, to range from approximately $1.0 billion to $1.1 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the first quarter results through a link posted on the Company’s web site at www.tetratech.com on January 27, 2005 at 8:00 a.m. (PST).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering and technical services.  With over 8,000 associates located in the United States and internationally, the Company supports commercial and government clients in the areas of resource management, infrastructure and communications.  Tetra Tech’s services include research and development, applied science and technology, engineering design, program management, construction management, and operations and maintenance.

CONTACT: Li-San Hwang, CEO or Mike Bieber, Investor Relations (626) 351-4664

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements.  Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: fluctuations in quarterly operating results; the impact of downturns in the financial markets and reductions in government budgets; volatility of common stock value; concentration of revenues from government agencies and funding disruptions by these agencies; failure to properly manage projects; acquisition strategy risks; management of growth strategy; use of the percentage-of-completion method of accounting; adverse resolution of an IRS examination; loss of key personnel or the inability to attract and retain qualified personnel; implementation of the enterprise resource planning system; international operations risks; credit risks associated with commercial clients; violations of government contractor regulations; competitive bidding for government contracts; the affect of a negative government audit; the inability to accurately estimate contract risks, revenue and costs; backlog cancellation and adjustments; client base consolidation; failure of partners to perform on joint projects; inability to find qualified subcontractors; changes in existing environmental laws, regulations or programs; competition; restrictive covenants in debt agreements; risks of professional and other liabilities; adverse resolution of litigation; conflict of interest issues; changes in accounting for equity-related compensation; expenses associated with corporate governance; and disruption of operations due to computer viruses or terrorism.  Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change.  Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year.  Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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TETRA TECH, INC.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	January 2, 2005	October 3, 2004
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,568	$48,032
Accounts receivable - net	391,280	374,630
Prepaid expenses and other current assets	27,107	23,857
Income taxes receivable	3,846	6,148
Total current assets	442,801	452,667

PROPERTY AND EQUIPMENT:
Equipment, furniture and fixtures	89,373	87,159
Leasehold improvements	9,713	9,694
Total	99,086	96,853
Accumulated depreciation and amortization	(58,552)	(55,572)
PROPERTY AND EQUIPMENT - NET	40,534	41,281

INCOME TAXES RECEIVABLE	33,800	33,800

GOODWILL	260,822	254,553

INTANGIBLE AND OTHER ASSETS - NET	24,146	26,206

TOTAL ASSETS	$802,103	$808,507

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$89,886	$111,038
Accrued compensation	44,483	55,493
Billings in excess of costs on uncompleted contracts	25,283	28,941
Deferred income taxes	4,869	4,421
Current portion of long-term obligations	18,735	59,024
Other current liabilities	44,186	48,921
Total current liabilities	227,442	307,838

DEFERRED INCOME TAXES	11,090	11,027

LONG-TERM OBLIGATIONS	156,624	92,142

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of January 2, 2005, and October 3, 2004	—	—
Exchangeable stock of a subsidiary	1,426	1,426
Common stock - authorized, 85,000 shares of $0.01 par value; issued and outstanding 56,428 and 56,305 shares as of January 2, 2005 and October 3, 2004 respectively	564	563
Additional paid-in capital	244,543	243,490
Accumulated other comprehensive income	865	375
Retained earnings	159,549	151,646
TOTAL STOCKHOLDERS’ EQUITY	406,947	397,500

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$802,103	$808,507

TETRA TECH, INC.

Condensed Consolidated Statements of Income

(Unaudited - in thousands, except per share data)

	Three Months Ended
	January 2, 2005	December 28, 2003	% Change

Revenue	$348,342	$337,102	3.3
Subcontractor costs	105,245	95,397	10.3
Revenue, net of subcontractor costs	243,097	241,705	0.6
Other contract costs	202,053	193,846	4.2
Gross profit	41,044	47,859	-14.2
Selling, general and administrative expenses	25,216	23,918	5.4
Income from operations	15,828	23,941	-33.9
Interest expense - net	2,478	2,372	4.5
Income before income tax expense	13,350	21,569	-38.1
Income tax expense	5,447	8,627	-36.9
Net income	$7,903	$12,942	-38.9
Earnings per share:
Basic	$0.14	$0.23	-39.1
Diluted	$0.14	$0.23	-39.1
Weighted average common shares outstanding:
Basic	56,469	55,504	1.7
Diluted	56,977	57,395	-0.7

Percentage of revenue, net of subcontractor costs:
Revenue, net of subcontractor costs	100.0%	100.0%
Other contract costs	83.1%	80.2%
Gross profit	16.9%	19.8%
Selling, general and administrative expenses	10.4%	9.9%
Income from operations	6.5%	9.9%
Interest expense - net	1.0%	1.0%
Income before income tax expense	5.5%	8.9%
Income tax expense	2.2%	3.6%
Net income	3.3%	5.3%

TETRA TECH, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited - in thousands)

	Three Months Ended
	January 2, 2005	December 28, 2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,903	$12,942

Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	4,233	4,454
Deferred income taxes	251	398
Provision for losses on receivables	2,528	819
(Gain) loss on disposal of property and equipment	(60)	52

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(19,177)	(27,443)
Prepaid expenses and other assets	(1,689)	(2,348)
Accounts payable	(21,152)	(2,757)
Accrued compensation	(11,010)	(7,893)
Billings in excess of costs on uncompleted contracts	(3,658)	3,926
Other current liabilities	(3,592)	513
Income taxes receivable/payable	(2,396)	(5,985)
Net cash used in operating activities	(47,819)	(23,322)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,274)	(4,319)
Payments for business acquisitions, net of cash acquired	(2,228)	—
Proceeds on sale of property and equipment	444	424
Net cash used in investing activities	(5,058)	(3,895)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term obligations	(807)	(17,698)
Proceeds from borrowings under long-term obligations	25,000	32,323
Net proceeds from issuance of common stock	971	3,201
Net cash provided by financing activities	25,164	17,826

EFFECT OF EXCHANGE RATE CHANGES ON CASH	249	95

NET DECREASE IN CASH AND CASH EQUIVALENTS	(27,464)	(9,296)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	48,032	33,164

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$20,568	$23,868

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$4,543	$4,359
Income taxes, net of refunds received	$7,506	$14,109